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                                                                  EXHIBIT 10.35


  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                              AMENDMENT NUMBER ONE

                        TO VALUE ADDED RESELLER AGREEMENT

THIS AMENDMENT NUMBER ONE TO VALUE ADDED RESELLER AGREEMENT (the "Amendment"), is made and entered into on the date authorized signatures of both parties are affixed hereto, by and between BellSouth Wireless Data, L.P., with an address at 10 Woodbridge Center Drive, Woodbridge, New Jersey . 07095 ("BellSouth"), and GoAmerica Communications Corporation, with an address at 401 Hackensack Avenue, Hackensack, New Jersey 07601 ("GoAmerica").

WHEREAS, BellSouth and GoAmerica have entered into a 'Value Added Reseller Agreement dated August 31, 1999 (the "Agreement"); and

WHEREAS, BellSouth and GoAmerica desire to amend the Agreement as set forth below.

NOW,THERE FORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, BellSouth and GoAmerica hereby agree to amend the Agreement follows:

1. The subparagraph of Section III of Schedule 2.2 entitled "Regular Price Plan" and the rates forth therein (the "Original Rates") are hereby amended to provide that all services provided to "New Subscriber Units" shall be charged as set forth in subparagraphs "a" through "d" below. For purposes of this Amendment, "New Subscriber Units" shall mean GoAmerica customer Subscriber Units activated under this Amendment and for the first time on the BellSouth Facilities, but including Subscriber Units activated under the Special Price Plans provided for in Section III or to which BellSouth provides BellSouth Interactive Paging Service.

     a) Each New Subscriber Unit billable under this Agreement shall be billed each month at following rates (the "New Rates") i) $[**]for the first [**] Kilobytes or part thereof, plus ii) $[**] for each Kilobyte or part thereof in excess of the [**] Kilobyte per month limit until charge of $[**] is reached which shall entitle the New Subscriber to continue to use Kilobytes up to a maximum of [**] Kilobytes during that month, plus iii) $[**] for each Kilobyte or part thereof in excess of the [**] Kilobyte per month limit.

     b) It is provided however, that in no event shall the monthly fees chargeable to and payable GoAmerica under Subparagraph III of Schedule 2.2 (the "Recurring Charges") be less than $[**] per month.

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   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


          c) The New Rates shall:

          (i) be subject to review as follows: At any time between the 120th and 150th day following signing of this Amendment BellSouth and GoAmerica may review the number of Subscriber Units activated and revenue generated by GoAmerica and send written notice to the other party requesting a re-negotiation of the applicable rates. In such event the parties shall negotiate in good faith and try to reach agreement on the rates which should apply to GoAmerica. If the parties do not reach agreement by the 30th day after the receipt of the written notice, then either party may terminate the New Rates by written notice to the other.

          (ii) automatically terminate unless GoAmerica has generated, and continued to maintain monthly Recurring Charges of $[**] (the "[**]K Threshold") by June 30, 2000 and $[**] (the "[**]K Threshold") by September 30, 2000,

          (iii) apply to all GoAmerica Subscriber Units if GoAmerica reaches the [**]K Threshold, and

          (iv) shall terminate if the Recurring Charges fall below the [**]K Threshold for any month aft June 30, 2000, or if the Recurring Charges fall below the [**]K Threshold for any month after September 30, 2000.,

     d) In the event the New Rates shall terminate as provided in Subparagraph 1c of the Amendment, then thereafter until the end of the Term of the
     Agreement: i) all New Subscriber Units shall be activated at the Original Rates; ii) all New Subscriber Units activated prior to the termination and any GoAmerica Subscriber Units existing prior to the Amendment which were being charged at the New Rates pursuant to subparagraph 1ciii (if any), shall continue to be charged at the New Rates until the end of the Initial Term and thereafter shall be charged at the Original Rates for any Renewal Term and iii) the minimum monthly fees provided for in Subparagraph 1(b) of this Amendment shall terminate.

2. Except as modified and/or amended herein, all of the definitions, terms, covenants and conditions contained in the Agreement shall remain in full force and effect and shall be applicable to this Amendment.

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IN WITNESS WHEREOF, GoAmerica and BellSouth have caused this Amendment to be duly executed by their respective duly authorized representatives as of the day and year first above written. This Amendment will not be fully executed and binding on the parties unless and until authorized signatures of both parties are affixed hereto.


GoAmerica Communications Corp.              BellSouth Wireless Data, L.P.



By:      Joseph Korb                        By:         Thomas Langan
   -----------------------------------         ---------------------------------

Title:   Executive Vice President           Title:      Vice President
      --------------------------------            ------------------------------

Date:          March 8, 2000                Date:       3/9/00
     ---------------------------------           -------------------------------

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